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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SICOR, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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19 Hughes
Irvine, California 92618
(949) 455-4700

April 19, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held on May 20, 2002, at 10:00 a.m., at the principal executive offices of SICOR Inc., located at 19 Hughes, Irvine, California.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's Annual Report to Stockholders is also enclosed.

        The Board of Directors and Management look forward to seeing you at the meeting.

                      Sincerely yours,

                      Marvin Samson
                       President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held May 20, 2002

        The Annual Meeting of Stockholders of SICOR Inc. (the "Company") will be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California, on May 20, 2002, at 10:00 a.m., for the following purposes:

  1.
  To elect three Class I directors.

  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        The Board of Directors has fixed the close of business on April 1, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 19 Hughes, Irvine, California, for ten days before the meeting.

        WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                      By order of the Board of Directors.

                      Wesley N. Fach
                       Secretary

April 19, 2002

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SICOR Inc., a Delaware corporation ("SICOR" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California 92618 on May 20, 2002, and any adjournment of the Annual Meeting (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for Class I director listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.

        Stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting. As of April 1, 2002 the Company had 115,618,164 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

        Directors are elected by a plurality vote. Proposal 2 will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 19, 2002.

IMPORTANT

  Whether you intend to be present at the Annual Meeting or not, we urge you to mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope. This will not limit your rights to attend or vote at the Annual Meeting.

ELECTION OF DIRECTORS

        The Company has three classes of directors serving staggered three-year terms. Class I and Class II each consist of three directors and Class III consists of four directors. Three Class I directors are to be elected at the Annual Meeting for a term of three years expiring at the Annual Meeting in 2005 or until each such director's successor shall have been elected and qualified. The other directors of the Company will continue in office for their existing terms, which expire in 2003 and 2004 for Class II and Class III directors, respectively.

Composition of Board of Directors

        A Shareholder's Agreement between the Company and Rakepoll Finance N.V. ("Rakepoll Finance") specifies that the Company shall use its best efforts to cause the Board of Directors to consist of two directors who are executive officers of SICOR and not affiliated with Rakepoll Finance ("Management Directors"), (ii) three directors designated by Rakepoll Finance ("Investor Directors") and (iii) five independent directors to be designated jointly by the Management Directors and the Investor Directors (the "Independent Directors"). Pursuant to an amendment to the Shareholder's Agreement in April 2002, one of the Investor Directors must be an independent director. Donald E. Panoz and Michael D. Casey nominated for re-election at the Annual Meeting as Class I Directors, would be Independent Directors and Michael D. Cannon, nominated for re-election at the Annual Meeting as a Class I Director, would be an Investor Director. Carlo Salvi and J. Sanford Miller are the other current Investor Directors; Lee Burg, Carlo Ruggeri and Herbert J. Conrad are the other current Independent Directors; and Marvin Samson and Frank C. Becker are the Management Directors.

        During the term of the Shareholder's Agreement, the number of Investor Directors that Rakepoll Finance is entitled to designate will vary according to its ownership interest in SICOR as a percentage of the 29,500,000 shares of SICOR Common Stock which were controlled directly or indirectly by Rakepoll Finance and its affiliates following the exchange of all of the outstanding shares of Rakepoll Finance Common Stock for shares of SICOR Common Stock which occurred in February of 1997 (its "Initial Interest"). See "Stock Ownership of Management and Certain Beneficial Owners." If Rakepoll Finance's ownership interest in SICOR is (i) 50% or above its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval three Investor Directors (one of whom shall be an independent director); the Management Directors shall have the right to designate for nomination and approval two Management Directors; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (ii) 25% or above but less than 50% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval two Investor Directors; the Management Directors shall have the right to designate for nomination and approval two Management Directors; and there shall be six Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (iii) 10% or above but less than 25% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval one Investor Director; the Management Directors shall have the right to designate for nomination and approval one Management Director; and there shall be eight Independent Directors who shall be designated for nomination and approval jointly by the Management Director and the Investor Director. Once Rakepoll Finance's interest has fallen below 10% of its Initial Interest, Rakepoll Finance shall have no further right to designate any Investor Directors or Independent Directors and the Management Directors shall have no right to designate any Management Directors or Independent Directors.

        In accordance with the directions received from Rakepoll Finance, the Management Directors and the Investor Directors pursuant to the Shareholder's Agreement, the Board of Directors has nominated Messrs. Panoz, Cannon and Casey, currently members of the Board of Directors of the Company, as Class I directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person as the Board of Directors may select in accordance with the terms of the Shareholder's Agreement. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

        Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Messrs. Panoz, Cannon and Casey as Class I directors.

        Set forth below is information regarding the nominees for Class I director and the continuing directors of Class II and Class III, including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of April 1, 2002 and the year in which each became a director of the Company.

Name	Age
CLASS I
Donald E. Panoz	67

Mr. Panoz has been Chairman of our Board of Directors since February 1997 and served as our Chief Executive Officer from November 1997 to August 1998. Mr. Panoz was a founder and principal shareholder of Élan Corporation, plc and was Élan's Chairman of the Board from 1970 to December 1996. Until January 1995, he held the position of Chief Executive Officer of Élan. Mr. Panoz was a founder of Mylan Laboratories and served as its President from 1960 to 1969. Mr. Panoz is executive Chairman of Fountainhead Holdings Ltd., an investment holding company, and of Fountainhead Development Corp., Inc., its principal U.S. operating subsidiary.
Michael D. Cannon	56

Mr. Cannon has been one of our directors and an Executive Vice President since February 1997. Mr. Cannon was named President of our Biotechnology Division in April 2000; he had previously served as our Chief Scientific Officer. Mr. Cannon is a member of the board of directors of SICOR-Società Italiana Corticosteroidi S.p.A. ("Sicor S.p.A.") where he worked since the company's founding in 1983. Mr. Cannon was also Director of Business Development of Alco Chemicals Ltd. in Lugano, Switzerland between 1986 and 1997. From 1970 to 1982, Mr. Cannon worked at SIRS S.p.A., a manufacturer of bulk corticosteroids in Milan, Italy in a variety of technical positions. Mr. Cannon serves as a director of Metabasis Therapeutics, Inc.
Michael D. Casey	56

Mr. Casey has been a director of the Company since April 2002. From 1997 to 2002, Mr. Casey served as the President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. and from 1999 to 2002 Mr. Casey served as its Chairman. Mr. Casey joined Matrix in October 1997 from Schein Pharmaceutical, Inc., a generic and ethical pharmaceutical company, where he was Executive Vice President from November 1995 to December 1996. In December 1996 he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is a director of Cholestech Corporation and Bone Care International Inc.

CLASS II
Marvin Samson	60

Mr. Samson was elected President and Chief Executive Officer in September 2001, and has been one of our directors since September 2000. He is the founder and Chief Executive Officer of Samson Medical Technologies, L.L.C., a privately held company providing hospital and alternative site pharmacists with injectable drug delivery systems and programs. He was a founder, President and Chief Executive Officer of Elkins-Sinn, Inc., now ESI-Lederle, and Marsam Pharmaceuticals, Inc. Mr. Samson served as the Chairman of the Generic Pharmaceutical Industry Association from March 1997 to June 2000. In addition, Mr. Samson is the holder of five U.S. patents pertaining to pharmaceutical manufacturing and has served on the boards of several pharmaceutical companies.
Carlo Salvi.	65

Mr. Salvi has been one of our directors since February 1997 and was named Vice Chairman of our Board of Directors in September 2001. He has served as our President and Chief Executive Officer from August 1998 to September 2001 and as our Executive Vice President from November 1997 to August 1998. Additionally, from February 1997 to June 1999, Mr. Salvi served as a Chairman of the board of directors of Sicor S.p.A. In June 1999, Mr. Salvi was named Vice President of Sicor S.p.A. From September 1995 to February 1997, Mr. Salvi was a consultant to Alco Chemicals Ltd., Swiss Branch (Alco) in Lugano, Switzerland, which acts as an agent and distributor of certain Sicor S.p.A. products. From 1986 to September 1995, he was General Manager of Alco.
Carlo Ruggeri	53

Mr. Ruggeri has been one of our directors since March 1999. He served as President of Élan Pharma Inc., a subsidiary of Élan, from January 1992 to June 1997. Between 1988 and 1991, he was Chairman and Chief Executive Officer of Vega Biomedical Corp., a medical diagnostics company, and was Vice President of Sclavo, a medical diagnostics company, from January 1986 to December 1987. Prior thereto, from 1979, Mr. Ruggeri held various senior positions in sales and marketing in the U.S. diagnostics industry.
CLASS III
Frank C. Becker	66

Mr. Becker has been one of our directors since June 1998 and was appointed our Executive Vice President and Chief Operating Officer in June 1999. He retired as Vice President, Chemical Research and Development for Abbott Laboratories, a healthcare products and services company, in December 1997. Mr. Becker joined Abbott Laboratories in 1959. In January 1998, Mr. Becker formed GreenField Chemical Inc., an outsourcing and consulting company supporting the pharmaceutical industry.

Herbert J. Conrad	69

Mr. Conrad has been one of our directors since September 1993. From April 1988 to August 1993, Mr. Conrad was President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-La Roche Inc. Mr. Conrad was a member of the board of directors of Hoffmann-La Roche and a member of its Executive Committee from December 1981 through August 1993. Mr. Conrad joined Hoffmann-La Roche in 1960 and held various positions over the years including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad is a director of Biotechnology General Corp. and Chairman of GenVec, Inc.
Lee Burg	61

Mr. Burg was elected to our Board of Directors in May 2001. He served as General Manager of Apothecon, a wholly-owned subsidiary of Bristol-Myers Squibb, from June 1990 to March 1997. Prior to joining Apothecon, Mr. Burg was responsible for the Managed Care Division at E.R. Squibb & Sons. Mr. Burg has spent over 25 years in various senior level positions in sales and marketing in a number of pharmaceutical companies. Mr. Burg has a bachelor of science degree in chemistry and biology from Tarkio College.
J. Sanford Miller	52

Mr. Miller has been a director of the Company since April 2002. Mr. Miller has been a Managing Director at 3i, an international venture capital company, since 2001. Prior to joining 3i, Mr. Miller co-founded Thomas Weisel Partners ("TWP") where he was a member of the Executive Committee, Chief Administrative and Strategic Officer and Co-Director of Investment Banking. Prior to co-founding TWP, Mr. Miller was a senior Partner at Montgomery Securities, where he led the Technology and Healthcare Groups. Previously, he was a Managing Director and directed technology/healthcare investment banking in San Francisco for Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette. Mr. Miller holds a BA from the University of Virginia and a MBA and JD from Stanford University. He currently serves on the board of directors of several private companies.

        The Board of Directors held 13 meetings during 2001. Other than Mr. Burg, who attended 11 out of 16 Board and Committee meetings, all Directors then in office attended at least 75% of the aggregate of the number of meetings of the Board and of the Committees on which such Directors serve during the periods of their respective Board and Committee memberships.

        The Board of Directors has appointed a Stock Option Committee, a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee.

        The current members of the Stock Option Committee are Lee Burg and Herbert J. Conrad. The Stock Option Committee held four meetings during 2001. The Stock Option Committee's function is to administer the SICOR Inc. Amended and Restated 1990 Stock Plan (the "1990 Stock Plan") and the SICOR Inc. 1997 Long-Term Incentive Plan. See "Report to Stockholders on Executive Compensation."

        The current members of the Compensation Committee are Lee Burg and Herbert J. Conrad. The Compensation Committee held one meeting during 2001. The Compensation Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company. See "Report to Stockholders on Executive Compensation."

        The current members of the Audit Committee are Lee Burg, Herbert J. Conrad and Carlo Ruggeri. The Audit Committee held five meetings during 2001. The Audit Committee's functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. See "Audit Committee Report to Stockholders."

        The current members of the Executive Committee are Donald E. Panoz, Carlo Salvi and Marvin Samson. The Executive Committee held no meetings during 2001. The Executive Committee has been delegated the right to exercise all the power and authority of the Board of Directors to the extent permitted by Delaware law and the Company's Charter.

        The members of the Nominating Committee are Frank C. Becker and Carlo Salvi. The Nominating Committee held no meetings during 2001. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by security holders.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of April 1, 2002 as to shares of Common Stock beneficially owned by (i) each director, (ii) the current and former officers of the Company named in the Summary Compensation Table set forth herein, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Beneficial Ownership
of Common Stock

	Number of Shares(1)		Percent of Class(2)
Rakepoll Finance	19,500,000	(3)	16.87%
Citigroup Inc.	13,020,600	(4)	11.26%
Luigi Ratti	8,088,000	(5)	7.00%
Stamford Investments Ltd	6,325,000	(6)	5.47%
Frank C. Becker	353,298	(7)	*
Michael D. Cannon	158,091	(7)	*
Herbert J. Conrad	93,500	(7)	*
Donald E. Panoz	755,747	(7)(8)	*
Carlo Ruggeri	58,138	(7)(9)	*
Carlo Salvi	23,703,333	(7)(10)(8)	20.39%
Marvin Samson	1,318,353	(7)(8)	1.13%
Lee Burg	6,759	(7)	*
Michael D. Casey	0	(7)(12)	*
J. Sanford Miller	0	(7)(12)	*
Armand J. LeBlanc	68,886	(7)	*
Wesley N. Fach	93,496	(7)	*
John W. Sayward	234,041	(7)(8)	*
All Directors and Officers as a group (14 persons)	26,904,834	(11)	22.59%

Footnotes

*
Less than one percent

(1)
To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
Rakepoll Finance is a majority-owned direct subsidiary of Korbona Industries Ltd., which is wholly owned by Mr. Salvi. The 19,500,000 shares are included in calculating the 23,703,333 shares owned by Mr. Salvi. The address of Rakepoll Finance is 14 J.B. Gorsiraweg, Curacao, Netherlands Antilles.

(4)
Based on its Schedule 13G filed February 4, 2002, wherein Citigroup Inc. ("Citigroup") reported the beneficial ownership of 13,020,600 shares of Common Stock. The Schedule 13G states that the shares are owned by subsidiaries of Citigroup and that Citigroup has shared power to vote or direct the vote or the disposition of all 13,020,600 shares. The address for Citigroup is 399 Park Avenue, New York, New York 10043.

(5)
Includes the 5,750,000 shares and warrants to acquire up to 575,000 shares, currently or within 60 days of April 1, 2002 held by Stamford Investments Ltd.

(6)
Includes 575,000 shares which may be acquired currently or within 60 days of April 1, 2002 through the exercise of warrants. Based on its Schedule 13G dated February 14, 2000 and our records. The address for Stamford Investments Ltd. is c/o Dr. Luigi Zanetti, Soparfid Fiduciaria SA, via Balestra, 27, 6901 Lugano (CH), Switzerland.

(7)
The amounts shown include shares which may be acquired currently or within 60 days after April 1, 2002, through the exercise of options as follows: Mr. Becker, 334,298 shares; Mr. Cannon, 158,091 shares; Mr. Conrad, 93,500 shares; Mr. Panoz, 500,000 shares; Mr. Ruggeri, 42,538 shares; Mr. Salvi, 167,625 shares; Mr. Samson, 1,206,735 shares; Mr. Burg, 6,759 shares; Mr. LeBlanc, 55,067 shares; Mr. Casey, no shares; Mr. Miller, no shares; Mr. Fach, 85,354 shares; and Mr. Sayward, 195,000 shares.

(8)
The amounts shown include shares which may be acquired currently or within 60 days after April 1, 2002, through the exercise of warrants as follows: Mr. Panoz, 31,915 shares; Mr. Salvi 470,236 shares; Mr. Sayward, 5,000 shares and Mr. Samson 85,118 shares.

(9)
Includes 15,600 shares held in the Ruggeri Family Trust.

(10)
Includes 19,500,000 shares owned by Rakepoll Finance; includes 575,000 shares owned by Nora Real Estate S.A. and 50,000 shares owned by Alco.

(11)
Includes 3,495,864 shares which may be acquired currently or within 60 days of April 1, 2002 pursuant to the exercise of options and warrants. Also includes 15,600 shares held by trusts for the benefit of family members of directors and officers as to which such directors and officers have voting and investment power.

(12)
Based on the holdings of Mr. Casey and Mr. Miller as of April 3, 2002, their respective dates of appointment to the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Information is set forth below concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 2000 and 2001, of those persons who were at December 31, 2001, the Chief Executive Officer, a former Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") and a former executive officer of the Company whose salary and bonus for fiscal 2001 were in excess of $100,000.

Summary Compensation Table

									Long-Term Compensation
		Annual Compensation							Awards
Name and Principal Position	Year	Salary($)			Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compen- sation($)
Marvin Samson President and Chief Executive Officer	2001		$83,888	(8)		—	—		—	1,450,000		$325
Michael D. Cannon Executive Vice President and President, Biotechnology Division	2001 2000 1999	$ $ $	348,628 338,439 323,850	(2) (2) (2)	$ $ $	215,353 223,256 129,465	— — —		— — —	10,000 10,000 10,000	$ $ $	2,173 7,703 117,764	(3)(6) (3)(6) (3)(4)(6)
Frank C. Becker Executive Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	379,382 350,000 202,392	(5)	$ $ $	253,208 262,500 83,912	— — —		— — —	210,000 10,000 100,000	$ $ $	1,248 1,170 540	(3) (3) (3)
Wesley N. Fach Vice President, Senior Legal Counsel and Secretary	2001 2000 1999	$ $ $	248,849 200,190 175,437		$ $ $	105,263 94,810 77,054	— — —		— — —	16,000 8,000 8,000	$ $ $	852 858 774	(3) (3) (3)
Carlo Salvi Former President and Chief Executive Officer and current Vice-Chairman	2001 2000 1999	$ $ $	194,078 199,914 50,606	(1) (1) (1)		— — —	— — —		— — —	50,000 — —		— — —
Armand J. LeBlanc Senior Vice President, Corporate Scientific Affairs	2001 2000 1999	$ $ $	241,283 232,724 205,477		$ $ $	151,905 104,850 95,763	$1,986,473 — —	(7)	— — —	51,000 7,000 80,000	$ $ $	1,180 1,170 1,080	(3) (3) (3)
John W. Sayward Former Executive Vice President, Finance, Chief Financial Officer and Treasurer	2001 2000 1999	$ $ $	259,972 248,063 236,250		$ $ $	143,568 148,838 97,099	— — —		— — —	60,000 10,000 10,000	$ $ $	9,600 17,970 5,280	(3)(6) (3)(6) (3)(6)

(1)
As converted into U.S. dollars based on the average currency exchange rate for the year in which earned. Represents 426,401,010, 415,999,044, and 92,068,000 Italian Lira, the amounts received by Mr. Salvi as Vice President of Sicor S.p.A. for 2001, Vice President and Chairman of the Board of Sicor S.p.A. for 2000, and Chairman of the Board of Sicor S.p.A. for 1999, respectively. Mr. Salvi did not receive a salary as President and Chief Executive Officer of the Company.

(2)
Includes approximately 16,000,000 Italian Lira ($7,282) Mr. Cannon receives in compensation for his services as a director of Sicor S.p.A.

(3)
Includes amounts paid by the Company for life insurance premiums.

(4)
Includes the reimbursement amount paid to Mr. Cannon to relocate from Orange County to San Diego County.

(5)
Mr. Becker was elected Chief Operating Officer of the Company on June 3, 1999 and his salary for 1999 reflects a partial year of employment.

(6)
Includes auto allowance paid by the Company.

(7)
Reflects proceeds received from the sale of shares of Common Stock after exercise of options.

(8)
Mr. Samson's salary in 2001 represents partial year compensation for the period September 2001 through December 2001.

Compensation of Directors

        The members of the Board of Directors who were not employees of the Company received an annual retainer of $15,000 in 2001 and were reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees. Non-employee directors were also compensated $1,000 for each committee meeting attended by such directors in person and $500 for each telephonic committee meeting attended. In addition, continuing non-employee directors (other than Mr. Panoz) receive automatic grants of options to purchase 7,500 shares of the Company's Common Stock at the conclusion of each annual meeting of stockholders which vest in full upon the earlier to occur of either (i) the conclusion of the next annual meeting or (ii) one year following the date of grant. New non-employee directors receive a similar one-time grant of options to purchase 25,000 shares of the Company's Common Stock which vest ratably on a daily basis over a four-year period.

        In 2001, pursuant to authorization by the Board, Mr. Ruggeri received $42,000 as compensation for his services as chairman of the Special Committee of the Board established to review the proposed acquisition of Biotechna U.A.B. ("Biotechna"). Also in 2001, Mr. Samson received $187,500 pursuant to a consulting agreement entered into effective May 1, 2001 for consulting services rendered prior to his election as President and Chief Executive Officer in September 2001.

        On November 6, 2001 the Board of Directors granted options to Mr. Samson to purchase 1,000,000 shares of Common Stock. These options are fully vested. The Board also granted Mr. Samson options to purchase 200,000 shares which will vest over a three year period. In each of these cases the exercise price is $15.75 per share. Mr. Samson had previously received options in April 2001 to purchase 250,000 shares of Common Stock with an exercise price of $10.12, of which 125,000 vested immediately and the remaining 125,000 shares vest over a three year period.

        In connection with Mr. Panoz's service as the non-executive Chairman of the Board of the Company and providing certain other services to the Company, Mr. Panoz receives an annual fee of $200,000. Under the terms of a March 18, 1997 agreement with the Company, Mr. Panoz earned a bonus of $1,000,000, payable in equal annual installments over a ten-year period, in cash or, at the option of the Company, in stock of the Company because the Company's market capitalization increased to exceed $1,000,000,000 prior to February 28, 2000. The Company has not yet paid any installments of Mr. Panoz's bonus, but plans to pay such installments in cash beginning in 2002.

        Mr. Salvi, as Vice President and a member of the Board of Directors of Sicor S.p.A. is entitled to receive 416,000,000 Italian Lira (approximately $199,914) per year. Mr. Cannon, as a member of the Sicor S.p.A. Board of Directors, is entitled to receive 16,000,000 Italian Lira (approximately $7,690) per year. In addition, on February 26, 2001, in recognition of their services as Executive Vice Presidents of the Company, Messrs. Becker and Cannon were each granted options to purchase 10,000 shares of the Company's Common Stock. The above options are exercisable at an exercise price of $11.69 per share and vest over a period of four years, with a vesting start date of January 1, 2001.

Severance Agreements

        The Company is a party to Severance Agreements with Messrs. Fach and LeBlanc. Pursuant to these agreements, if, within the first 12-month period after the occurrence of a change in control of the Company, (a) Mr. Fach or Mr. LeBlanc voluntarily resigns for good reason or (b) the Company terminates Mr. Fach's or Mr. LeBlanc's employment for any reason other than cause or disability, or (c) if the Company terminates Mr. Fach's or Mr. LeBlanc's employment because their respective positions have been eliminated in connection with a restructuring or reduction in force, as determined by the Company, Mr. Fach or Mr. LeBlanc will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to (a) the sum of his respective base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective plus (b) the arithmetic mean of his annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. Further, the continuation period is treated as employment for purposes of determining Mr. Fach's or Mr. LeBlanc's vesting in any stock options and shares of restricted stock granted to him by the Company.

        In connection with the resignation from the Company and the Board of John W. Sayward, a director and Executive Vice President, Finance, Treasurer and Chief Financial Officer of the Company in November 2001, the Company entered into a severance agreement with Mr. Sayward. Pursuant to the agreement, Mr. Sayward is entitled to receive severance payments during the six month continuation period from the date of the agreement at an annual rate equal to the sum of his base compensation. Additionally, Mr. Sayward is eligible to receive a performance bonus for work performed in 2001. Furthermore, Mr. Sayward received fully vested options to purchase 50,000 shares of the Company's Common Stock at $16.72 per share and his existing options became fully vested at such time.

        Pursuant to an employment arrangement with Mr. Samson, in the event that (a) Mr. Samson voluntarily resigns for good reason or (b) the Company terminates Mr. Samson's employment for any reason other than cause or disability, or (c) if prior to September 9, 2004, the Company terminates Mr. Samson's employment following a change in control, Mr. Samson will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to the sum of his base compensation. Further, the continuation period is treated as employment for purposes of determining Mr. Samson's vesting in any stock options and shares of restricted stock granted to him by the Company.

        The Company is also party to an agreement with Mr. Becker dated June 1, 1999, pursuant to which, if Mr. Becker is terminated by the Company without cause, he will be entitled to receive any balance of his salary under the three-year term of such agreement as if he had continued as an employee.

Stock Options

        The following tables summarize option grants and exercises during 2001 to or by the Chief Executive Officer, the Named Executive Officers and certain former executive officers of the Company, and the value of the options held by such persons at the end of 2001. The Company does not grant Stock Appreciation Rights.

Option Grants in Fiscal 2001

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year 2001
Name			Exercise or Base Price($/sh)	Expiration Date
					5%($)	10%($)
Marvin Samson	250,000	7.5265	$10.120	4/24/11	$1,591,103.41	$4,032,168.42
	1,200,000	36.1270	$15.750	12/21/11	$11,886,108.44	$30,121,732.50
Michael D. Cannon	10,000.3011		$11.688	2/26/11	$73,505.20	$186,276.62
Frank C. Becker	10,000.3011		$11.688	2/26/11	$73,505.20	$186,276.62
	200,000	6.0212	$18.350	9/24/11	$2,308,043.28	$5,849,034.83
Wesley N. Fach	8,000.2408		$11.688	2/26/11	$58,804.16	$149,021.29
	8,000.2408		$15.750	12/21/11	$79,240.72	$200,811.55
Carlo Salvi	50,000	1.5053	$11.688	2/26/11	$367,526.02	$931,383.09
Armand J. LeBlanc	8,000.2408		$11.688	2/26/11	$58,804.16	$149,021.29
	43,000	1.295	$16.370	12/14/11	$442,685.22	$1,121,851.20
John W. Sayward	10,000.3011		$11.688	2/26/11	$73,505.20	$186,276.62
	50,000	1.5053	$16.720	12/6/11	$525,755.91	$1,332,368.76

(1)
Generally, options become exercisable ratably on a daily basis over a four-year period and vest in full in the event of a change in control with respect to the Company and in the event of the death of the optionee. The exercise price per share of options granted in 2001 represented the fair market value of the underlying shares on the date of grant. Generally, options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

Aggregated Option Exercises in Fiscal 2001 and Value of Options

At End of Fiscal 2001

			Number of Securities Underlying Unexercised Options at End of Fiscal 2001(#)	Value of Unexercised In-the-Money Options at End of Fiscal 2001($)(1)
Name	Shares Acquired On Exercise(#)	Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Marvin Samson	—	—	1,133,077/341,923	$755,569.42/$821,905.58
Michael D. Cannon	—	—	154,991/15,009	$1,684,047.01/$87,487.99
Frank C. Becker	—	—	329,647/15,353	$1,471,886.51/$95,133.49
Wesley N. Fach	—	—	82,046/19,954	$890,344.42/$70,004.58
Carlo Salvi	—	—	162,457/37,543	$1,707,978.34/$149,871.66
Armand J. LeBlanc	96,054	$2,397,621.45	40,351/81,925	$416,967.24/$377,325.18
John W. Sayward	—	—	195,000/0	$1,518,910.00/$0.00

(1)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2001 ($15.68), minus the exercise price.

REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

        The Compensation Committee and the Stock Option Committee of the Board of Directors of the Company (the "Committees") are pleased to present their report on executive compensation. This report is provided by the Committees to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 2000 were made by the Committees. In making their determination, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the pharmaceutical industry, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

Compensation Philosophy and Objectives

        The Committees believe that compensation of the Company's executive officers should:

    •
    Encourage creation of stockholder value and achievement of strategic corporate objectives.

    •
    Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

    •
    Recognize individual initiative, effort and accomplishment.

    •
    Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

    •
    Provide a total compensation opportunity that is competitive with companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

    •
    Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.

Key Elements of Executive Compensation

        The Company's existing compensation structure for executive officers generally includes a combination of base salary, bonus and stock options. In 2001, the Company continued its focus as an operating international pharmaceutical company. Pursuant with this focus, the Committees determined that the Company's compensation policy for the executive officers should be based on the Company's achievement of its revenue and profitability goals established with the Board of Directors, as well as the individual contributions and achievements of each executive officer. To insure that each element of the Company's compensation structure reflected this policy across all of the Company's divisions worldwide, the Committees followed the recommendations of an outside consultant, the Hay Group, which it had engaged in 2000 to review the Company's salary, bonus and stock option policies and to recommend to the Committees any appropriate changes to those policies.

  Base Salary

        Compensation levels are largely determined through comparisons with companies of similar size and complexity in the pharmaceutical industry and companies with which the Company competes for key personnel. Cash compensation for the Company's executive officers is generally targeted at the median of the companies reviewed. In establishing base salaries for 2001 the Committees considered, among other things, the Company's achievements in advancing its products and accomplishing other business objectives, and the individual contributions and achievements of each executive officer. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements and the degree to which teamwork and Company values are fostered. At the beginning of fiscal 2001, goals were established for the Company and approved by the Board of Directors. Goals set for 2001 included meeting certain revenue and profitability targets; obtaining approval of multiple ANDAs; the filing of key additional ANDAs at Gensia Sicor Pharmaceuticals; and the expansion of the Company's product portfolio. Compensation levels for the executive officers are competitive within a range that the Committees consider to be reasonable and necessary.

  Bonus

        The Committees may award bonuses under its Key Employee Incentive Plan at the end of the fiscal year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. This award may be in the form of restricted stock in lieu of cash. The Company establishes a bonus pool based on a percentage of the net earnings of the Company in awarding such bonuses. In June 2000, when it adopted the most recent version of the Company's Key Employee Compensation Plan, the Compensation Committee fixed a formula under which bonuses to eligible employees, including executive officers, for 2000 and 2001 would be based on the Company's net earnings and the eligible employees' performance in those years. In March 2002 the Compensation Committee confirmed the bonuses awarded to the Company's executive officers for 2001.

  Stock Options

        The Company's 1990 Stock Plan and 1997 Long Term Incentive Plan are administered by the Company's Stock Option Committee, which is a committee of outside directors of the Company. The Stock Option Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executives will be closely aligned. Therefore, executive officers, as well as all employees, are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. The number of stock options granted to executive officers, including the Chief Executive Officer, is based on the Company's achievements during the year and the individual's contributions to those achievements, individual performance and a review of data on the range of aggregate annual option grants compared to the number of shares of stock outstanding for officers with similar duties and titles at pharmaceutical companies taking into account differences in such companies' stock prices, stage of development, achievements and the like.

2001 CEO Compensation

        Mr. Salvi, the Company's President and Chief Executive Officer until September 9, 2001, did not receive a salary as President and Chief Executive Officer of the Company, but does receive an annual salary of 416,000,000 Italian Lira (approximately $200,000) in his capacity as Vice President of Sicor S.p.A. This salary was set by the Board of Directors of Sicor S.p.A. in March 2000 and was based principally on a comparison with salaries paid to other officers performing comparable duties in other Italian companies of similar size. The Compensation Committee has determined that the salary set by the Sicor S.p.A. Board for Mr. Salvi is appropriate given his duties at Sicor S.p.A. Pursuant to an employment agreement with the Company dated November 9, 2001, Mr. Samson, the Company's President and Chief Executive Officer since September 9, 2001, will receive a base salary at the annual rate of $500,000 or at such higher rate as the Board, or the Compensation Committee, may determine from time to time. At the discretion of the Board of Directors, or the Compensation Committee, Mr. Samson is also eligible for a cash bonus at the end of each year of his employment. The Board based its determination of Mr. Samson's compensation on the compensation of chief executive officers of other companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location.

Miscellaneous

        Section 162(m) of the Internal Revenue Code (the "Code") was enacted in 1993 and took effect for fiscal years beginning in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. The Board of Directors amended the 1990 Stock Plan to, among other things, qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1990 Stock Plan. The 1997 Long-Term Incentive Plan, which replaced the 1990 Stock Plan in February 1997 and was most recently amended in December 2001, also qualifies for such exemption with respect to grants under such plan.

        This Compensation Committee and Stock Option Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee	Stock Option Committee
Lee Burg	Lee Burg
Herbert J. Conrad	Herbert J. Conrad

Compensation Committee Interlocks and Insider Participation

        The members of the Stock Option Committee during 2001 were Lee Burg and Herbert J. Conrad. Marvin Samson, our President and Chief Executive Officer, served as a member of the Stock Option Committee until April 2001. The members of the Compensation Committee during 2001 were Lee Burg and Herbert J. Conrad. Mr. Samson served as a member of the Compensation Committee until April 2001.

AUDIT COMMITTEE
REPORT TO STOCKHOLDERS

  This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

        The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Lee Burg, Herbert J. Conrad and Carlo Ruggeri. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and SICOR that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

        The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements.

        Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that SICOR include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent accountants and the Board of Directors concurred in such recommendation.

                      Herbert J. Conrad, Chairman
                      Lee Burg
                      Carlo Ruggeri

STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001
SICOR Inc.	$100.00	$125.69	$97.97	$167.57	$312.17	$339.03
Nasdaq Composite	100.00	122.07	169.07	315.19	190.19	149.94
Nasdaq Pharmaceutical	100.00	103.05	130.81	246.64	307.65	262.17

        Assumes a $100 investment on December 31, 1996 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

        The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Wesley N. Fach, Secretary, at (949) 455-4700.

CERTAIN TRANSACTIONS

Relationship with Alco Chemicals, Ltd.

        Alco, an affiliate of Rakepoll Finance and wholly owned by Carlo Salvi, performs certain services relating to sales of certain bulk pharmaceutical products produced by certain subsidiaries of the Company, in exchange for a commission of 4% of sales. The parties will determine, from time to time, those bulk pharmaceutical products for which Alco will perform such services. In 2001, the Company recognized approximately $1.8 million of commission expense relating to Alco.

Other Transactions

        The Company has been a party to a consulting agreement with GreenField Chemical, Inc. "GreenField"). Mr. Becker, a director and Executive Vice President and Chief Operating Officer of the Company, owns substantially all the capital stock of GreenField. GreenField has performed certain consulting and other services for the Company in connection with sales of active pharmaceutical ingredients, pursuant to which GreenField received an aggregate of $57,000 in 2001. In addition, the Company has entered into an agreement, renewed during 2001, with Newport Strategies Inc. ("Newport"), a consulting and marketing research firm, for the licensing of certain software and the performance of certain market research services, pursuant to which Newport received an aggregate of $60,00 in 2001. Mr. Becker serves as a director of Newport.

        Chemistry & Health International (C&H), a company wholly-owned by Luigi Ratti, an owner of 7% of the Company's Common Stock, performs certain services relating to sales of certain bulk pharmaceutical products produced by one of the Company's Italian subsidiaries, Diaspa S.p.A., in exchange for a commission. Commission expenses relating to C&H in 2001 were approximately $0.6 million.

        Effective May 31, 2001 the Company entered into a Consulting Agreement with Mr. Samson, under which Mr. Samson received $187,500 for consulting services rendered prior to his election as President and Chief Executive Officer in September 2001. See "Compensation of Directors."

        In July 2001, the Company acquired all of the outstanding stock of Gatio Investments B.V., a holding company that is the sole owner of Biotechna, in exchange for 1,500,000 shares of the Company's Common Stock. Furthermore, the Company issued warrants to purchase 150,000 shares of its Common Stock at $3.50 per share in connection with the purchase. The Company acquired Biotechna from Bio-Rakepoll N.V., a wholly-owned subsidiary of Rakepoll Finance. Mr. Salvi, Vice Chairman of the Company's Board of Directors, is indirectly the majority owner of Rakepoll Finance. A committee comprised of the Company's independent directors approved the Biotechna acquisition.

        Pursuant to a Purchase Agreement dated October 10, 2001 among the Company, Rakepoll Finance (the "Selling Stockholder") and Merrill Lynch & Co., CIBC World Markets Corp. and SG Cowen Securities Corporation, as Representatives of the several Underwriters, the Company and the Selling Stockholder sold to such Underwriters on October 16, 2001 23.0 million shares of the Company's Common Stock, including 3.0 million shares pursuant to the exercise in full of the Underwriters' over-allotment option. Of the 23.0 million shares, 11.5 million were sold by the Company and 11.5 million by the Selling Stockholder. The Company realized net proceeds from the offering of $203.7 million after an underwriting discount of approximately $9.0 million. Carlo Salvi, Vice Chairman of the Company's Board of Directors, is indirectly the majority owner of the Selling Stockholder. The disinterested members of the Board of Directors, approved the public offering.

        The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 2002, subject to ratification by the stockholders. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

        For the fiscal year ended December 31, 2001, the Company's principal accounting firm, Ernst & Young, billed SICOR $416,000 for the last annual audit, and $535,000 for all other fees, including audit related services of $189,000, other non-audit services of $343,000 and information systems fees of $3,000. Audit related services include fees for internal audits, audit of the Company's 401(k) Savings Plan and statutory audits. Non-audit services include fees for tax services, the acquisition by the Company of Biotechna and fees in connection with filing the Company's Registration Statement on Form S-3 for its secondary public offering.

        The Audit Committee has considered whether the provision of the other services is compatible with maintaining the principal accountants' independence.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

STOCKHOLDER PROPOSALS

        Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented for consideration at the Company's 2003 Annual Meeting of Stockholders must be received by the Company not later than December 19, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

        The Company's bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at the Company's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the proposed date of the annual meeting of 2003; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. In 2001, all directors, executive officers and 10% stockholders timely filed all such reports other than Carlo Salvi, Rakepoll Finance and Korbona Industries Ltd. which each filed one late Form 4 with regard to the same transaction.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting SICOR Inc., 19 Hughes, Irvine, California 92618, (949) 455-4700. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 6, 2002.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                      By order of the Board of Directors.

                      Wesley N. Fach
                       Secretary

SICOR INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING ON MAY 20, 2002

        MARVIN SAMSON and WESLEY N. FACH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of SICOR Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 19 Hughes, Irvine, California on May 20, 2002 at 10:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

        Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the three nominees for Class I Directors and FOR Item 2.

(continued and to be signed on reverse side)

^ FOLD AND DETACH HERE ^

The Board of Directors recommends a vote FOR the election of the three nominees for Class I Directors and FOR Item 2.

Please mark your votes as indicated in this example	☒
		FOR all nominees listed below (except as marked to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed below	FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	☐		☐	☐	☐	☐
	Nominees:	Michael D. Cannon Michael D. Casey Donald E. Panoz	2.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors:
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
Signature(s)	Dated:	, 2002

        Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

^ FOLD AND DETACH HERE ^

QuickLinks

IMPORTANT
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Beneficial Ownership of Common Stock
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Option Grants in Fiscal 2001
Aggregated Option Exercises in Fiscal 2001 and Value of Options At End of Fiscal 2001
REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
STOCK PRICE PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS